UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

RED ROCK PICTURES HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-51601	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8228 Sunset Boulevard, 3rd Floor, Los Angeles, California	90046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 790-1813

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 27, 2008, Red Rock Pictures Holdings, Inc. (the “Company”) and its wholly owned subsidiary Studio Store Direct, Inc., (“SSD”) was served s summons and complaint related to a contract action brought against the Company by Livon Laboratory, Inc. (“LivOn”).

The breach of claim by LivOn is related to contract entered into between SSD and LivOn for the production of an infomercial to be used as a direct response-marketing tool in conjunction with the sale of LivOn’s LypoSpheric Vitamin C.  LivOn has requested relief in excess of $60,000 for the alleged material breach of the contract between SSD and LivOn.  The Company has twenty (20) days to respond to the summons/complaint.   The Company is in the process of hiring an attorney to represent them in this claim and intends to vigorously defend itself and file a counterclaim for damages against LivOn. The Company maintains that the claim is frivolous and unfounded.

Item 9.01 Financial Statement And Exhibit.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

3.1	None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK PICTURES HOLDINGS, INC.

Dated: November 11, 2008	By:	/s/ Reno R. Rolle
Name: Reno R. Rolle
Title: Chief Executive Officer